                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                               December 17, 1997


                      ROBERTS PHARMACEUTICAL CORPORATION
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             (exact name of registrant as specified in its charter)


    New Jersey                       1-1-432                    22-2429994
---------------------            ---------------            --------------------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification
incorporation)                                               Number)


                              Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey  07724
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         (Address of principal executive officers, including zip code)



Registrant's telephone number, including area code:  908-389-1182



                              Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey  07724


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         (Former name or former address, if changed from last report)

Item 5. Other Events
        ------------

        Roberts Pharmaceutical Corporation announced today that they have entered into a product transaction agreement with Searle. Roberts will receive exclusive North American distribution rights with a future right to purchase Slow-Mag(R), a uniquely formulated, slow-release, highly soluble and readily absorbed form of magnesium which is essential in maintaining the heart, kidneys, muscles and bones. Slow-Mag(R) is an ethical, over-the-counter (OTC) product that is generally marketed directly to physicians for use in those patients requiring magnesium supplementation. Magnesium deficiency can be associated with cardiac arrhythmia and congestive heart failure. Roberts is actively engaged in the development and marketing of cardiovascular agents and considers Slow-Mag(R) to be a strong fit with its interests in the cardiovascular area.

        Searle will receive a combination of cash installment payments, totaling about $15 million over more than two years, and rights to the oral contraceptive Norethin(TM), a product outside the principal area of therapeutic focus for Roberts.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROBERTS PHARMACEUTICAL CORPORATION
                                        ----------------------------------
                                                   (Registrant)



Date:  December 18, 1997                By:  /s/ Anthony A. Rascio
                                             -----------------------------
                                             Anthony A. Rascio
                                             Vice President